Exhibit 99.1

Hain Celestial Reports Fiscal Third Quarter 2024 Financial Results

Fuel and Focus Efforts Generated by Hain Reimagined Strategy Drive Gross Margin Expansion, Strong Operating Cash Flow and Improvement in Leverage to 3.9x

HOBOKEN, N.J., May 8, 2024 — Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal third quarter ended March 31, 2024.

“We have taken strategic actions to simplify our portfolio and operating footprint to reduce complexity in our business and strengthen our balance sheet, which has enabled us to drive gross margin expansion, unlock operating cash flow and reduce our debt leverage,” said Wendy Davidson, Hain Celestial President and CEO. “85% of our business delivered 3% growth year-to-date, and we are aggressively working to accelerate growth in the balance of our portfolio, addressing headwinds in baby formula with our supplier, and reshaping our Personal Care business. We are still in the foundational year of our multiyear transformation and with the team in place, we remain confident in our ability to reach the full potential of our Hain Reimagined strategy.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Third Quarter Results Compared to the Prior Year Period

•Net sales were down 3.7% year-over year to $438.4 million
◦Organic net sales, defined as net sales adjusted to exclude the impact of acquisitions, divestitures and discontinued brands, also decreased 3.7% compared to the prior year period. The decrease in organic net sales is inclusive of approximately 1.3 percentage points of benefit from foreign exchange.
•Gross profit margin was 22.1%, a 60-basis point increase from the prior year period.
◦Adjusted gross profit margin was 22.3%, a 90-basis point increase from the prior year period.
•Net loss was $48.2 million compared to net loss of $115.7 million in the prior year period.
◦Adjusted net income was $11.3 million compared to adjusted net income of $7.4 million in the prior year period.
•Net loss margin was (11.0%), as compared to net loss margin of (25.4%) in the prior year period.
◦Adjusted net income margin was 2.6%, as compared to 1.6% in the prior year period.
•Adjusted EBITDA was up 17.5% year-over-year to $43.8 million; Adjusted EBITDA margin was 10.0%, a 180-basis point increase compared to the prior year period.
•Loss per diluted share was $0.54 compared to loss per diluted share of $1.29 in the prior year period.
◦Adjusted earnings per share (“EPS”) was $0.13 compared to adjusted EPS of $0.08 in the prior year period.

Cash Flow and Balance Sheet Highlights

•Net cash provided by operating activities in the third quarter was $42.3 million compared to $29.0 million in the prior year period.
•Free cash flow in the third quarter was $30.2 million compared to $21.6 million in the prior year period.
•Total debt at the end of the fiscal third quarter was $777.5 million down from $828.7 million at the beginning of the fiscal year.
•Net debt at the end of the fiscal third quarter was $728.0 million compared to $775.4 million at the beginning of the fiscal year.
•The company ended the fiscal third quarter with a net secured leverage ratio of 3.9x as calculated under our amended credit agreement as compared to 4.3x at the beginning of the fiscal year.
_______________________
*This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

North America
North America net sales in the fiscal third quarter were $268.1 million, representing a 6.5% decrease compared to the prior year period. Organic net sales growth decreased 6.5% compared to the prior year period. The decrease was primarily due to lower sales in personal care, as well as lower sales in baby and kids. This was partially offset by growth in beverages.

Segment gross profit in the fiscal third quarter was $59.2 million, a decrease of 5.6% from the prior year period. Adjusted gross profit was $59.6 million, a decrease of 5.0% from the prior year period. Gross margin was 22.1%, a 20-basis point increase from the prior year period, and adjusted gross margin was 22.2%, a 40-basis point increase from the prior year period. The increase was driven primarily by productivity and pricing on the success of Fuel and revenue growth management initiatives, partially offset by cost inflation and deleverage on lower sales volume.

Adjusted EBITDA in the fiscal third quarter was $27.9 million, an increase of 2.5% from the prior year period. The increase was driven primarily by lower SG&A, partially offset by lower volume and inflation. Adjusted EBITDA margin was 10.4%, a 90-basis point increase from the prior year period.

International
International net sales in the fiscal third quarter grew 1.0% year-over-year to $170.3 million. Organic net sales growth grew 1.0% year-over-year. Growth in beverages was offset by lower sales in meal prep. Organic net sales increase reflects 3.4 percentage points of growth from the favorable impact of foreign exchange.

Segment gross profit in the fiscal third quarter was $37.4 million, a 7.8% increase from the prior year period. Adjusted gross profit was $38.1 million, an increase of 9.7% from the prior year period. Gross margin was 22.0%, a 140-basis point increase from the prior year period, and adjusted gross margin was 22.4%, a 180-basis point increase from the prior year period. The increase in gross profit was mainly due to pricing and productivity, partially offset by deleverage on lower volume.

Adjusted EBITDA in the fiscal third quarter was $24.5 million, a 15.4% increase from the prior year period. The increase was driven primarily by pricing and productivity, partially offset by lower volumes. Adjusted EBITDA margin was 14.4%, a 180-basis point improvement from the prior year period.

CATEGORY HIGHLIGHTS

	Quarter ended March 31, 2024
	$ millions	y/y growth	FX impact
Snacks	111.2	-0.4%	+0.3%
Baby & Kids	64.3	-4.0%	+1.7%
Beverages	68.4	6.7%	+0.7%
Meal Prep	165.7	-2.1%	+2.2%
Personal Care	28.8	-33.5%	+0.1%

Snacks
Snacks category net sales in the third quarter were $111.2 million, down 0.4% from the prior year period. The decrease was primarily driven by softness in Terra® and ParmCrisps® as we reshape our channel and promotional mix, partially offset by growth in Garden Veggie Snacks™ and strong innovation with Flavor Burst.

Baby & Kids
Baby & Kids category net sales in the third quarter were $64.3 million, down 4.0% from the prior year period. The decrease was primarily driven by baby formula, partially offset by growth in Earth’s Best® snacks. Net sales, excluding formula, were down 0.5% versus the prior year.

Beverages
Beverages category net sales in the third quarter were $68.4 million, up 6.7% from the prior year period. The increase was driven by growth in both non-dairy beverage in Europe and Celestial Seasonings® tea in North America.

Meal Prep
Meal Prep category net sales in the third quarter were $165.7 million, down 2.1% from the prior year period. The decrease was driven primarily by softness in Linda McCartney’s® Foods and Yves® plant-based meat-free, partially offset by continued strong growth in soup in both the UK and North America.

Personal Care
Personal care net sales in the third quarter were $28.8 million, down 33.5% from the prior year period as we focus on the execution of our stabilization plan.

FISCAL 2024 GUIDANCE**

Lee Boyce, Executive Vice President and Chief Financial Officer stated, “While we are pleased with the progress we are making to strengthen the focus of our business and unlock fuel to build our capabilities, we are not satisfied with the speed of the return to growth in our North America business. Fiscal third quarter results were below our expectations and we are revising our guidance for the full year based on three primary factors. Our infant formula business did not recover as expected as our supplier did not meet their commitment, execution in our Snacks business did not meet our standards, and stabilization of our Personal Care business is taking longer than expected. We are aggressively addressing Personal Care stabilization through portfolio and operating footprint consolidation, we are working closely with our formula supplier to ensure a full recovery beginning in the second half of 2024, and we have realigned the commercial business in North America with a series of leadership changes and a clear plan to accelerate our execution in the region.”

The company is revising guidance for fiscal 2024 as follows:

•Organic net sales are expected to decline 3 to 4% year-over.
•Adjusted EBITDA is expected to be between $150 million and $155 million.
•Free cash flow guidance is reaffirmed and expected to be $40 million to $45 million.

** The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 800-445-7795 or 785-424-1699 and referencing Conference ID: HC2Q2024. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available approximately shortly after the conclusion of the live call until Wednesday, May 15, 2024, and can be accessed by dialing 844-512-2921 or 1-412-317-6671 and referencing the conference access ID: 11155699.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden Veggie™ snacks, Terra® chips, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®,

Imagine® and New Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, and Alba Botanica® natural sun care, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives (including statements related to Hain Reimagined, the consolidation of our Personal Care manufacturing, SKU rationalization and our related investments in our business); our business strategy; our brand portfolio; product performance; distribution of our products; and current or future macroeconomic trends.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; impairments in the carrying value of goodwill or other intangible assets; changes to consumer preferences; customer concentration; reliance on independent distributors; risks associated with operating internationally; pending and future litigation, including litigation relating to Earth’s Best® baby food products; the reputation of our company and our brands; compliance with our credit agreement; foreign currency exchange risk; the availability of organic ingredients; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to use and protect trademarks; general economic conditions; cybersecurity incidents; disruptions to information technology systems; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; our ability to issue preferred stock; the adequacy of our insurance coverage; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income and its related margin, adjusted earnings per diluted share, adjusted EBITDA and its related margin, free cash flow and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•Organic net sales: net sales excluding the impact of acquisitions, divestitures and discontinued brands. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures and discontinued brands, the net sales of a divested business or discontinued brand are excluded from all periods.

•Adjusted gross profit and its related margin: gross profit, before inventory write-downs related to exited categories, plant closure related costs, net and warehouse and manufacturing consolidation and other costs, net.
•Adjusted operating income and its related margin: operating loss before certain litigation expenses, net, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, and intangibles and long-lived asset impairments.
•Adjusted net income and its related margin and diluted net income per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, intangibles and long-lived asset impairments, unrealized currency (gains) losses and the related tax effects of such adjustments.
•Adjusted EBITDA: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses, certain litigation and related costs, inventory write-downs related to exited categories, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, intangibles and long-lived asset impairments and other adjustments.
•Free cash flow: net cash provided by operating activities less purchases of property, plant and equipment.
•Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures and discontinued brands, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.
•Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
•Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.
•Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

Investor Relations Contact:
Alexis Tessier
Investor.Relations@hain.com

Media Contact:
Jen Davis
Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023

Net sales	$438,358	$455,243	$1,317,487	$1,348,802
Cost of sales	341,687	357,764	1,034,658	1,053,131
Gross profit	96,671	97,479	282,829	295,671
Selling, general and administrative expenses	66,716	75,047	217,837	222,355
Intangibles and long-lived asset impairment	49,426	156,583	70,786	156,923
Productivity and transformation costs	7,175	3,933	20,447	5,692
Amortization of acquired intangible assets	1,255	2,842	4,719	8,415
Operating loss	(27,901)	(140,926)	(30,960)	(97,714)
Interest and other financing expense, net	14,127	13,421	43,509	31,910
Other expense (income), net	100	439	(207)	(2,413)
Loss before income taxes and equity in net loss of equity-method investees	(42,128)	(154,786)	(74,262)	(127,211)
Provision (benefit) for income taxes	5,100	(39,587)	(4,528)	(30,599)
Equity in net loss of equity-method investees	966	528	2,371	1,226
Net loss	$(48,194)	$(115,727)	$(72,105)	$(97,838)

Net loss per common share:
Basic	$(0.54)	$(1.29)	$(0.80)	$(1.09)
Diluted	$(0.54)	$(1.29)	$(0.80)	$(1.09)

Shares used in the calculation of net loss per common share:
Basic	89,832	89,421	89,718	89,369
Diluted	89,832	89,421	89,718	89,369

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	March 31, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$49,549	$53,364
Accounts receivable, net	191,192	160,948
Inventories	281,399	310,341
Prepaid expenses and other current assets	49,813	66,378
Total current assets	571,953	591,031
Property, plant and equipment, net	264,470	296,325
Goodwill	936,135	938,640
Trademarks and other intangible assets, net	250,265	298,105
Investments and joint ventures	10,456	12,798
Operating lease right-of-use assets, net	87,599	95,894
Other assets	28,356	25,846
Total assets	$2,149,234	$2,258,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179,068	$134,780
Accrued expenses and other current liabilities	85,736	88,520
Current portion of long-term debt	7,569	7,567
Total current liabilities	272,373	230,867
Long-term debt, less current portion	769,948	821,181
Deferred income taxes	52,310	72,086
Operating lease liabilities, noncurrent portion	82,435	90,014
Other noncurrent liabilities	27,681	26,584
Total liabilities	1,204,747	1,240,732
Stockholders' equity:
Common stock	1,119	1,113
Additional paid-in capital	1,227,684	1,217,549
Retained earnings	580,456	652,561
Accumulated other comprehensive loss	(136,072)	(126,216)
	1,673,187	1,745,007
Less: Treasury stock	(728,700)	(727,100)
Total stockholders' equity	944,487	1,017,907
Total liabilities and stockholders' equity	$2,149,234	$2,258,639

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(48,194)	$(115,727)	$(72,105)	$(97,838)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	10,858	13,784	34,360	37,909
Deferred income taxes	(1,973)	(42,826)	(18,764)	(44,809)
Equity in net loss of equity-method investees	966	528	2,371	1,226
Stock-based compensation, net	3,017	3,228	10,135	10,657
Intangibles and long-lived asset impairment	49,426	156,583	70,786	156,923
(Gain) loss on sale of assets	—	(134)	62	(3,529)
Other non-cash items, net	(21)	979	944	(1,526)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(25)	(1,390)	(30,672)	(7,926)
Inventories	12,266	10,095	27,432	(8,534)
Other current assets	8,948	786	13,830	455
Other assets and liabilities	(1,890)	(682)	(4,466)	3,496
Accounts payable and accrued expenses	8,896	3,737	43,046	(20,195)
Net cash provided by operating activities	42,274	28,961	76,959	26,309
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(12,034)	(7,379)	(24,769)	(21,434)
Investments and joint ventures, net	—	—	—	433
Proceeds from sale of assets	188	150	1,520	7,758
Net cash used in investing activities	(11,846)	(7,229)	(23,249)	(13,243)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	30,000	90,000	152,000	275,000
Repayments under bank revolving credit facility	(60,000)	(110,000)	(197,000)	(301,000)
Repayments under term loan	(1,875)	(1,875)	(5,625)	(5,625)
Payments of other debt, net	(21)	(1,957)	(3,875)	(2,116)
Employee shares withheld for taxes	(111)	(68)	(1,600)	(1,051)
Net cash used in financing activities	(32,007)	(23,900)	(56,100)	(34,792)
Effect of exchange rate changes on cash	(2,544)	2,413	(1,425)	(104)
Net (decrease) increase in cash and cash equivalents	(4,123)	245	(3,815)	(21,830)
Cash and cash equivalents at beginning of period	53,672	43,437	53,364	65,512
Cash and cash equivalents at end of period	$49,549	$43,682	$49,549	$43,682

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY24	$268,107	$170,251	$—	$438,358
Net sales - Q3 FY23	$286,649	$168,594	$—	$455,243
% change - FY24 net sales vs. FY23 net sales	(6.5)%	1.0%		(3.7)%

Gross Profit
Q3 FY24
Gross profit	$59,237	$37,434	$—	$96,671
Non-GAAP adjustments(1)	406	691	—	1,097
Adjusted gross profit	$59,643	$38,125	$—	$97,768
% change - FY24 gross profit vs. FY23 gross profit	(5.6)%	7.8%		(0.8)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(5.0)%	9.7%		0.3%
Gross margin	22.1%	22.0%		22.1%
Adjusted gross margin	22.2%	22.4%		22.3%

Q3 FY23
Gross profit	$62,742	$34,737	$—	$97,479
Non-GAAP adjustments(1)	22	10	—	32
Adjusted gross profit	$62,764	$34,747	$—	$97,511
Gross margin	21.9%	20.6%		21.4%
Adjusted gross margin	21.9%	20.6%		21.4%

Adjusted EBITDA
Q3 FY24
Adjusted EBITDA	$27,883	$24,547	$(8,668)	$43,762
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	2.5%	15.4%	22.6%	17.5%
Adjusted EBITDA margin	10.4%	14.4%		10.0%

Q3 FY23
Adjusted EBITDA	$27,193	$21,269	$(11,202)	$37,260
Adjusted EBITDA margin	9.5%	12.6%		8.2%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY24 YTD	$795,832	$521,655	$—	$1,317,487
Net sales - Q3 FY23 YTD	$857,406	$491,396	$—	$1,348,802
% change - FY24 net sales vs. FY23 net sales	(7.2)%	6.2%		(2.3)%

Gross Profit
Q3 FY24 YTD
Gross profit	$172,115	$110,714	$—	$282,829
Non-GAAP adjustments(1)	8,157	816	—	8,973
Adjusted gross profit	$180,272	$111,530	$—	$291,802
% change - FY24 gross profit vs. FY23 gross profit	(13.7)%	15.0%		(4.3)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(9.6)%	15.8%		(1.3)%
Gross margin	21.6%	21.2%		21.5%
Adjusted gross margin	22.7%	21.4%		22.1%

Q3 FY23 YTD
Gross profit	$199,404	$96,267	$—	$295,671
Non-GAAP adjustments(1)	74	10	—	84
Adjusted gross profit	$199,478	$96,277	$—	$295,755
Gross margin	23.3%	19.6%		21.9%
Adjusted gross margin	23.3%	19.6%		21.9%

Adjusted EBITDA
Q3 FY24 YTD
Adjusted EBITDA	$77,828	$67,953	$(30,803)	$114,978
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(19.3)%	22.5%	(6.8)%	(6.6)%
Adjusted EBITDA margin	9.8%	13.0%		8.7%

Q3 FY23 YTD
Adjusted EBITDA	$96,484	$55,458	$(28,836)	$123,106
Adjusted EBITDA margin	11.3%	11.3%		9.1%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023
Gross profit, GAAP	$96,671	$97,479	$282,829	$295,671
Adjustments to Cost of sales:
Plant closure related costs, net	913	22	6,535	74
Warehouse/manufacturing consolidation and other costs, net	184	10	995	10
Inventory write-downs related to exited categories	—	—	1,443	—
Gross profit, as adjusted	$97,768	$97,511	$291,802	$295,755

Reconciliation of Operating Loss, GAAP to Operating Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023
Operating loss, GAAP	$(27,901)	$(140,926)	$(30,960)	$(97,714)
Adjustments to Cost of sales:
Plant closure related costs, net	913	22	6,535	74
Warehouse/manufacturing consolidation and other costs, net	184	10	995	10
Inventory write-downs related to exited categories	—	—	1,443	—

Adjustments to Operating expenses(a):
Intangibles and long-lived asset impairment	49,426	156,583	70,786	156,923
Productivity and transformation costs	7,175	3,933	20,447	5,692
Certain litigation expenses, net(b)	458	(1,582)	4,073	3,363
Plant closure related costs, net	232	—	179	(1)
Transaction and integration costs, net	55	215	282	1,984
CEO succession	—	—	—	5,113
Warehouse/manufacturing consolidation and other costs, net	—	3,982	—	2,569
Operating income, as adjusted	$30,542	$22,237	$73,780	$78,013

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023
Net loss, GAAP	$(48,194)	$(115,727)	$(72,105)	$(97,838)
Adjustments to Cost of sales:
Plant closure related costs, net	913	22	6,535	74
Warehouse/manufacturing consolidation and other costs, net	184	10	995	10
Inventory write-downs related to exited categories	—	—	1,443	—

Adjustments to Operating expenses(a):
Intangibles and long-lived asset impairment	49,426	156,583	70,786	156,923
Productivity and transformation costs	7,175	3,933	20,447	5,692
Certain litigation expenses, net(b)	458	(1,582)	4,073	3,363
Plant closure related costs, net	232	—	179	(1)
Transaction and integration costs, net	55	215	282	1,984
CEO succession	—	—	—	5,113
Warehouse/manufacturing consolidation and other costs, net	—	3,982	—	2,569

Adjustments to Interest and other expense, net(c):
Unrealized currency (gains) losses	(71)	202	83	651
(Gain) loss on sale of assets	—	(134)	62	(3,529)

Adjustments to Provision (benefit) for income taxes:
Net tax impact of non-GAAP adjustments	1,094	(40,131)	(14,139)	(40,151)
Net income, as adjusted	$11,272	$7,373	$18,641	$34,860
Net loss margin	(11.0)%	(25.4)%	(5.5)%	(7.3)%
Adjusted net income margin	2.6%	1.6%	1.4%	2.6%

Diluted shares used in the calculation of net (loss) income per common share:	89,832	89,421	89,718	89,369

Diluted net loss per common share, GAAP	$(0.54)	$(1.29)	$(0.80)	$(1.09)
Diluted net income per common share, as adjusted	$0.13	$0.08	$0.21	$0.39

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth
(unaudited and in thousands)

Q3 FY24	North America	International	Hain Consolidated
Net sales	$268,107	$170,251	$438,358
Divestitures and discontinued brands	(307)	—	(307)
Organic net sales	$267,800	$170,251	$438,051

Q3 FY23
Net sales	$286,649	$168,594	$455,243
Divestitures and discontinued brands	(163)	—	(163)
Organic net sales	$286,486	$168,594	$455,080

Net sales (decline) growth	(6.5)%	1.0%	(3.7)%
Impact of divestitures and discontinued brands	0.0%	0.0%	0.0%
Organic net sales (decline) growth	(6.5)%	1.0%	(3.7)%

Q3 FY24 YTD	North America	International	Hain Consolidated
Net sales	$795,832	$521,655	$1,317,487
Divestitures and discontinued brands	(299)	—	(299)
Organic net sales	$795,533	$521,655	$1,317,188

Q3 FY23 YTD
Net sales	$857,406	$491,396	$1,348,802
Divestitures and discontinued brands	(3,073)	—	(3,073)
Organic net sales	$854,333	$491,396	$1,345,729

Net sales (decline) growth	(7.2)%	6.2%	(2.3)%
Impact of divestitures and discontinued brands	0.3%	0.0%	0.2%
Organic net sales (decline) growth	(6.9)%	6.2%	(2.1)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023

Net loss	$(48,194)	$(115,727)	$(72,105)	$(97,838)

Depreciation and amortization	10,858	13,784	34,360	37,909
Equity in net loss of equity-method investees	966	528	2,371	1,226
Interest expense, net	13,322	12,924	41,278	30,582
Provision (benefit) for income taxes	5,100	(39,587)	(4,528)	(30,599)
Stock-based compensation, net	3,017	3,228	10,135	10,657
Unrealized currency losses	250	202	91	651
Certain litigation expenses, net(a)	458	(1,582)	4,073	3,363
Restructuring activities
Productivity and transformation costs	7,175	3,933	20,447	5,692
Plant closure related costs, net	1,145	22	5,288	73
Warehouse/manufacturing consolidation and other costs, net	184	2,871	995	899
CEO succession	—	—	—	5,113
Acquisitions, divestitures and other
Transaction and integration costs, net	55	215	282	1,984
(Gain) loss on sale of assets	—	(134)	62	(3,529)
Impairment charges
Intangibles and long-lived asset impairment	49,426	156,583	70,786	156,923
Inventory write-downs related to exited categories	—	—	1,443	—
Adjusted EBITDA	$43,762	$37,260	$114,978	$123,106

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2024	2023	2024	2023

Net cash provided by operating activities	$42,274	$28,961	$76.959	$26.309
Purchases of property, plant and equipment	(12,034)	(7,379)	(24.769)	(21.434)
Free cash flow	$30,240	$21,582	$52,190	$4,875

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	March 31, 2024	June 30, 2023
Debt
Long-term debt, less current portion	$769,948	$821,181
Current portion of long-term debt	7,569	7,567
Total debt	$777,517	$828,748
Less: Cash and cash equivalents	49,549	53,364
Net debt	$727,968	$775,384